AMENDMENT
TO THE
PURCHASE AND ASSUMPTION AGREEMENT

THIS AMENDMENT (this “Amendment”) is made and entered into as of this 29th day of January, 2016, by and between FIRST FREEDOM BANK, a Tennessee-chartered commercial bank (“Purchaser”) and ATLANTIC CAPITAL BANK, N.A., a national bank (“Seller”), and amends that certain Purchase and Assumption Agreement (the “Agreement”), dated as of December 17, 2015, between Purchaser and Seller.

WHEREAS, Purchaser and Seller are parties to the Agreement; and

WHEREAS, in order to clarify certain provisions of the Agreement, the parties desire to amend the Agreement as provided in Section 11.9 of the Agreement;

NOW, THEREFORE, in consideration of their mutual promises and obligations and intending to be legally bound hereby, the parties agree as follows:

1.    Amendments to the Agreement.

(a)    Section 3.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“Closing Date and Place; Notifications. The closing of the transactions provided for herein (the “Closing”) shall be held at 10:00 a.m. Eastern Time at the offices of Troutman Sanders, LLP, 600 Peachtree Street, Suite 5200, Atlanta, Georgia 30308, or at another place agreed to by the parties, on the later of (i) May 13, 2016, and (ii) the first Friday that is a Business Day after the date on which the last condition precedent in Article 8 is satisfied or waived, or such other time and date mutually agreed to in writing by the parties (the “Closing Date”). Notwithstanding the foregoing, the parties expressly agree that the Closing may take place by the electronic, facsimile, and/or overnight courier exchange of executed documents.”

(b)    The first sentence of Section 6.5(d) of the Agreement shall be deleted in its entirety and replaced with the following:

“Anything herein to the contrary notwithstanding, neither Purchaser nor Seller shall object to the use by depositors of the Assumed Deposits of checks and similar instruments issued to or ordered by such depositors on or prior to the Closing Date, which instruments may bear Seller’s name, or any logo, trademark, service mark, trade name or other proprietary mark of Seller, for a period of up to forty-nine (49) calendar days after the Closing Date (inclusive of the subsequent settlement period for transactions occurring on or before the last day of such period).”

(c)    The first sentence of Section 6.14(a) of the Agreement shall be deleted in its entirety and replaced with the following:

“Seller and Purchaser hereby agree that, except as provided below or otherwise agreed in writing by the parties, for a period of forty-nine (49) calendar days after the Closing Date (inclusive of the subsequent settlement period for transactions occurring on or before the last day of such period):”

(d)    The second sentence of Section 6.14(b) of the Agreement shall be deleted in its entirety and replaced with the following:

“For a period of forty-nine (49) calendar days after the Closing Date (inclusive of the subsequent settlement period for transactions occurring on or before the last day of such period), Seller shall honor all ACH items related to accounts assumed under this Agreement which are routed or presented to Seller.”

(e)    Section 9.1(c) of the Agreement shall be deleted in its entirety and replaced with the following:

“Notwithstanding any other provision of this Agreement, by Seller or Purchaser, in the event that the Closing has not occurred by May 13, 2016 unless the failure to so consummate by such time is due to a breach of this Agreement by the party seeking to terminate; or”

2.    Reaffirmation and Continuing Validity. Except as expressly amended hereby, the terms and provisions of the Agreement remain in full force and effect in all respects.

3.    Governing Law. This Amendment and the legal relations between the parties shall be governed by and interpreted in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed entirely within the State of Tennessee.

4.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.
SELLER:
ATLANTIC CAPITAL BANK, N.A.
By:    /s/ D. Michael Kramer
Name: D. Michael Kramer
Title: President and Chief Operating Officer

PURCHASER:

FIRST FREEDOM BANK
By:    /s/ John R. Lancaster
Name: John R. Lancaster
Title: President and Chief Executive Officer

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